UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 28, 2015

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.

1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431
1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events.

On January 28, 2015, CMS Energy Corporation and Consumers Energy Company (“Consumers Energy”) announced the following management changes.

As of March 1, 2015, Daniel Malone will assume the responsibilities that had been performed by Jackson Hanson who will be retiring.  Mr. Malone, age 54, will be the senior vice president of energy resources.  He has served as senior vice president of distribution operations and engineering & transmission since 2013. From 2010-2013 he served as senior vice president of distribution and customer operations.  From 2006-2010 Mr. Malone held various leadership positions at Consumers Energy.

As of March 1, 2015, Patricia Poppe will assume the position of senior vice president of distribution operations, engineering and transmission.  Ms. Poppe, age 46, joined Consumers Energy as vice president of customer experience and operations in 2011.  In 2013, Ms. Poppe was elected vice president of customer experience, rates and regulation.   Prior to joining Consumers Energy, she was director of regulated marketing for energy optimization at DTE Energy, a non-affiliated diversified energy company.  She also worked as director of DTE Energy’s North Region Power Plants.  Prior to joining DTE Energy, she held a variety of operations and engineering management positions during her 15-year career in the automotive industry.

As of March 1, 2015, Garrick Rochow will assume the position of vice president of customer experience, rates and regulation, and quality.  Mr. Rochow, age 40, was elected as vice president of customer operations and quality in 2013.  From 2010-2013, he served as vice president energy delivery.  Mr. Rochow joined Consumers Energy in 2003 and has held several leadership positions including combustion turbine business manager at the Zeeland generating facility and site production manager at the Campbell Generating Complex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: January 28, 2015	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President and
Corporate Secretary

CONSUMERS ENERGY COMPANY

Dated: January 28, 2015	By:	/s/ Melissa M. Gleespen
Melissa M. Gleespen
Vice President and
Corporate Secretary